Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238148, No. 333-269596 and No. 333-279845) of Huize Holding Limited of our report dated April 19, 2024, except for the change in segment disclosures in Note 2(dd) to the consolidated financial statements, as to which the date is April 23, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

April 24, 2026